EXHIBIT FS-12

AMEREN CORP
PROPOSED ACCOUNTING ENTRIES FOR TRANSFER OF ASSETS AND LIABILITIES
TO AMEREN CORP
FROM UNION ELECTRIC COMPANY
ASSUMING DECEMBER 31, 2004 CLOSING

  PROPOSED
   ACCOUNT
   NUMBER                     ACCOUNT DESCRIPTION                                 DEBIT                 CREDIT
   ------                     -------------------                                 -----                 ------
       101 Plant in service                                                   $142,870,994
       121 Non-utility property                                                     $8,100
       107 Construction work in progress                                        $2,662,684
       108 Accumulated provision for depreciation                                                    $81,905,747
       111 Accumulated provision for amortization                                                       $394,044
       123 Investment in Union Electric Company                                                      $68,821,929
       135 Working funds                                                            $2,000
       142 Accounts receivable                                                  $5,199,006
       144 Provision for uncollectible accounts                                                         $426,538
       151 Propane fuel stock                                                      $72,074
       154 Plant materials and operating supplies                                   $6,243
       164 Gas storage                                                          $1,876,362
       173 Accrued electric revenues                                            $4,734,500
       182 Regulatory asset FAS 109                                             $1,663,344
       186 Environmental adjustment clause                                        $406,847
       190 Accumulated deferred income taxes                                    $1,211,697
       232 Accounts payable - to natural gas supplier                                                 $1,027,109
       232 Payroll payable                                                                              $186,471
       235 Customer deposits                                                                            $662,722
       236 Accrued taxes                                                                                $897,633
       242 Accrued vacation liability                                                                   $266,821
       252 Customer advances                                                                            $126,423
       253 Environmental cleanup deferred credit                                                        $500,000
       254 Other regulatory liabilities                                                               $1,393,984
       255 Accumulated deferred investment tax credit                                                 $2,892,733
       282 Accumulated deferred income taxes - other property                                         $9,842,977
       283 Deferred income tax liability                                        $8,631,279

                                                                      -------------------------------------------
                                                        Balance               $169,345,130          $169,345,130
                                                                      ===========================================

AMEREN CORP
PROPOSED ACCOUNTING ENTRIES FOR TRANSFER OF ASSETS AND LIABILITIES TO CENTRAL ILLINOIS PUBLIC SERVICE
FROM AMEREN CORP
ASSUMING DECEMBER 31, 2004 CLOSING

  PROPOSED
   ACCOUNT
   NUMBER                     ACCOUNT DESCRIPTION                                 DEBIT                 CREDIT
   ------                     -------------------                                 -----                 ------
       101 Plant in service                                                                         $142,870,994
       121 Non-utility property                                                                           $8,100
       107 Construction work in progress                                                              $2,662,684
       108 Accumulated provision for depreciation                              $81,905,747
       111 Accumulated provision for amortization                                 $394,044
       123 Investment in Central Illinois Public Service                       $68,821,929
       135 Working funds                                                                                  $2,000
       142 Accounts receivable                                                                        $5,199,006
       144 Provision for uncollectible accounts                                   $426,538
       151 Propane fuel stock                                                                            $72,074
       154 Plant materials and operating supplies                                                         $6,243
       164 Gas storage                                                                                $1,876,362
       173 Accrued electric revenues                                                                  $4,734,500
       182 Regulatory asset FAS 109                                                                   $1,663,344
       186 Environmental adjustment clause                                                              $406,847
       190 Accumulated deferred income taxes                                                          $1,211,697
       232 Accounts payable - to natural gas supplier                           $1,027,109
       232 Payroll payable                                                        $186,471
       235 Customer deposits                                                      $662,722
       236 Accrued taxes                                                          $897,633
       242 Accrued vacation liability                                             $266,821
       252 Customer advances                                                      $126,423
       253 Environmental cleanup deferred credit                                  $500,000
       254 Other regulatory liabilities                                         $1,393,984
       255 Accumulated deferred investment tax credit                           $2,892,733
       282 Accumulated deferred income taxes - other property                   $9,842,977
       283 Deferred income tax liability                                                              $8,631,279

                                                                      -------------------------------------------
                                                        Balance               $169,345,130          $169,345,130
                                                                      ===========================================